UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: September 15, 2015

ANADARKO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices)

Registrant’s telephone number, including area code (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On September 15, 2015, the Board of Directors (the “Board”) of Anadarko Petroleum Corporation (“Anadarko” or the “Company”) elected Dr. Sean Gourley as a member of the Board, effective September 15, 2015. Dr. Gourley was also appointed as a member of the Board’s Governance and Risk Committee.
Dr. Gourley, 36, is the founder and Chief Executive Officer of Primer, an early-stage venture-backed company building software to power artificial intelligence applications. Prior to founding Primer, he was the founder and Chief Technology Officer of Quid, a San Francisco-based augmented intelligence company building software for strategic decision-making. Quid was a finalist for Innovative Company in Big Data by Fast Company magazine in 2013. Born in New Zealand, Dr. Gourley studied at Oxford as a Rhodes Scholar where he received a Ph.D. in physics, and he received both his Bachelor of Science and Master of Science in physics from the University of Canterbury in Christchurch, New Zealand. He was additionally a Post-Doctoral Research Fellow at the Said Business School at Oxford University and is currently an Equity Partner with Data Collective Venture Capital Fund, investing in key data and algorithmic technologies.
In connection with his election to the Board, Dr. Gourley will receive $166,670 in value of deferred shares of the Company’s common stock, which is a pro rata grant based on a full-year value of $250,000. Dr. Gourley will also receive the standard Board and committee retainers and meeting fees, as well as other previously disclosed benefits for non-management directors plus expenses related to attendance, as well as a grant of deferred shares that is awarded on the date of the Company’s annual shareholder meeting upon each director’s election. The specific terms of these awards, as most recently approved by the Board’s Compensation and Benefits Committee, are described further in the Company’s annual proxy statement that was filed with the Securities and Exchange Commission on March 23, 2015. Dr. Gourley will also enter into a director indemnification agreement with the Company, the form of which has been previously filed with the Securities and Exchange Commission.
There are no arrangements or understanding between Dr. Gourley and any other person pursuant to which Dr. Gourley was selected as a director. Dr. Gourley does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Dr. Gourley has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective September 15, 2015, the Board amended and restated the By-Laws of the Company (as amended and restated from time to time, the “By-Laws”) to implement a proxy access by-law. Article II, Section 2.9(C) has been added to the By-Laws to permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company's outstanding common stock continuously for at least three years to nominate and include in the Company's proxy materials directors constituting up to the greater of (i) 20% of the Board or (ii) two directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws. The language included in the By-Laws prior to such amendment and restatement under Article II, Section 2.9(C) has been moved to Article II, Section 2.9(D).

The By-Laws were also amended to make clarifications, updates and other, non-substantive changes to the advance notice provisions in Article II, Section 2.9(A), and to revise Article IV, Section 4.3 to provide that a special meeting of the Board may be called at the request in writing of a majority of directors then in office, when special meetings of the Board could previously be called by any three directors.

This summary is qualified in its entirety by reference to the By-Laws, as amended and restated as of September 15, 2015, which are filed as Exhibit 3.1 attached hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	By-Laws of Anadarko Petroleum Corporation, amended and restated as of September 15, 2015.
99.1	Press Release dated September 16, 2015.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION
(Registrant)

September 21, 2015	By:	/s/ AMANDA M. McMILLIAN
Amanda M. McMillian
Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	By-Laws of Anadarko Petroleum Corporation, amended and restated as of September 15, 2015.
99.1	Press Release dated September 16, 2015.